UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2009

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, William E. Alvarez, Jr., Executive Vice President, Chief Financial Officer and Secretary, entered into an amendment (the "Amendment") to the employment agreement with Patriot Capital Funding, Inc. (the "Company"), dated August 7, 2007. The Amendment is attached hereto as exhibit 10.1 and is incorporated herein by reference.

The Amendment modifies the definition of "Average Annual Bonus" set forth in Section 8 of the employment agreement for purposes of calculating the lump sum payment Mr. Alvarez would receive if his employment is terminated for any reason except for "cause" (as defined in the employment agreement). The Amendment defines "Average Annual Bonus" to include his average bonus for the term of the employment agreement plus the aggregate grant date fair value of restricted stock awarded during the term of the employment agreement. Prior to the Amendment, "Average Annual Bonus" was defined to include his average bonus for the last two years prior to his termination of employment.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

10.1 First Amendment to Employment Agreement between William E. Alvarez, Jr. and Patriot Capital Funding, Inc., dated July 23, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

July 28, 2009	By:	/s/ Richard P. Buckanavage

Name: Richard P. Buckanavage
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between William E. Alvarez, Jr. and Patriot Capital Funding, Inc., dated July 23, 2009.